Exhibit 24.2

WFN Credit Company, LLC 220

West Schrock Road

Westerville, Ohio 43081

May 21, 2010

I, Hugh M. Hayden, am Secretary of WFN Credit Company, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company as of April 21, 2010, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Hugh M. Hayden
Name:	Hugh M. Hayden
Secretary

I, Karen A. Morauski, as an Assistant Secretary of the Company, certify that Hugh M. Hayden, is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of May 21, 2010

/s/ Karen A. Morauski
Name:	Karen A. Morauski
Assistant Secretary

* * *

NOW, THEREFORE BE IT RESOLVED, that the Authorized Officers shall, within the limitations of these resolutions, have the authority to (a) prepare, execute and file, or cause to be prepared and filed with the SEC, a registration statement on Form S-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount not to exceed $3.0 billion of Notes issued by the Note Trust and $3.0 billion of Collateral Certificates issued by Trust I, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, one or more forms of prospectus supplement, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “New Registration Statement”), and (b) authorize the public offer, issue and sale from time to time of one or more additional classes of Notes in an aggregate outstanding principal amount up to $3.0 billion to be issued by the Note Trust and a corresponding amount of Collateral Certificates securing such Notes and (c) to determine the aggregate amount of Notes and Collateral Certificates that are to be issued, within the limits specified above;

RESOLVED, that the signature of any member of the Board of Directors of the Company or of any officer of the Company on any registration statement or any amendments thereto filed to effect the registration or qualification of part or all of the Notes and Collateral Certificates for offer and sale or transfer under the federal securities laws or securities or Blue Sky laws of any state, may be executed on behalf of such director or officer by one of the following persons, to the extent such director or officer has authorized the person to do so in a written power of attorney signed by such director or officer: Robert P. Armiak, Ronald C. Reed and Daniel T. Groomes;